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                                                                EXHIBIT 10(b)(i)


                    AMENDED AND RESTATED ASSIGNMENT AGREEMENT

     This Amended and Restated Assignment Agreement dated as of the 16th day of April, 1999 by and between DUSA Pharmaceuticals, Inc. (formerly known as Deprenyl USA, Inc.) ("DUSA"), Draxis Health, Inc. (formerly known as Deprenyl Research Limited ("Draxis") and PARTEQ Research and Development Innovations ("PARTEQ").

     WHEREAS, DUSA, Draxis, and PARTEQ (hereinafter sometimes referred to as the "Parties") entered into an Assignment Agreement dated as of October 7, 1991; and

     WHEREAS it is in the Parties interests to amend such Assignment Agreement to reflect the terms and conditions of the Amended and Restated License Agreement between DUSA and PARTEQ which revised the License Agreement among the Parties (attached to the Assignment Agreement as Schedule "A").

     NOW, THEREFORE, in consideration of the covenants, conditions and undertakings set forth in this Amendment which is hereby acknowledged, it is agreed by and among the Parties that the following language shall amend and restate the Assignment Agreement as follows:

     1.   Definitions

          1.1 "Amended and Restated License Agreement" as used herein, shall mean that agreement entered into by and between PARTEQ and DUSA effective as of March 11, 1998, a copy of which is attached hereto as Schedule "A."

          1.2 "Effective Date" shall mean the date written above.

          1.3 "Technology" means any and all inventions, developments, discoveries, data and all other tangible and intangible information relating to the Invention and the development and commercialization of same discovered, developed or acquired by or on behalf of DUSA during the term of this Agreement ad which DUSA has a right to disclose.

          1.4 "Territory," as used herein, shall mean Canada.

          1.5 All other captalized terms used in this Amended and Restated Assignment Agreement shall have the meanings set forth in the Amended and Restated License Agreement.

     2.   Assignment and Consent

          2.1 Subject to and in accordance with the terms and conditions herein set out, DUSA hereby assigns to Draxis all its rights and obligations under the Amended and Restated License Agreement insofar as such rights and obligations pertain to the Territory.

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          2.2 Draxis accepts the assignment, subject to and in accordance with the terms and conditions herein set out, of all rights and obligations under the Amended and Restated License Agreement insofar as such rights and obligations pertain to the Territory.

          2.3 PARTEQ consents and agrees to the assignment herein set out in accordance with the terms and conditions hereof.

     3.   Apportionment of Royalty Obligations

          3.1 Draxis hereby assumes the royalty obligations to PARTEQ set out in Sections 4.3.1(b) and 4.3.2(b) of the Amended and Restated License Agreement to the extent such obligations pertain to sales of Products by Draxis or by a sublicensee in the Territory.

     4.   Royalty Payable to DUSA

          4.1 Draxis shall pay to DUSA royalties of two percent (2%) of the Net Selling Price of Draxis or its Affiliates of Products when first sold to non-Affiliates in the Territory, other than Products sold to sublicensees and other than Non-drug Products sold at or below cost.

     5.   Technology Transfer

          5.1 DUSA shall promptly disclose to Draxis and Draxis shall be free to use and sublicense any Technology discovered, developed or acquired by or on behalf of DUSA prior to the Effective Date. DUSA shall promptly disclose to Draxis and Draxis shall be free to use and sublicense any Technology which may be discovered, developed or acquired by or on behalf of DUSA from time to time during the term of this Agreement.

     6.   Incorporation By Reference

          6.1 DUSA and Draxis agree that to the extent DUSA has obligations to PARTEQ under the following provisions of the Amended and Restated License Agreement with respect to the Territory, Draxis shall be governed by the same provisions with respect to the Territory as if DUSA were in the place of PARTEQ and Draxis were in the place of DUSA: sections 4.10, 4.11, 4.13, 4.15, 5.2, 5.3, 6.1, 6.2, Articles 7 and 8, sections 9.1, 9.3, 9.4, 13.1, 13.2 and Articles 14,
15, 16, 17, 18, 19, 20, 22 and 23.

     7.   Governing Laws

          7.1 This Agreement shall be interpreted and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

     8.   Entire Agreement

          8.1 This Amended and Restated Assignment Agreement represents the entire agreement with respect to the rights and obligations assigned to Draxis under the Amended and

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Restated License Agreement and supercedes and cancels all rights and obligations
Draxis had under the original Assignment Agreement which shall have no further force or effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement, in triplicate originals, by their respective officers duly authorized.


                                      DUSA PHARMACEUTICALS, INC.


                                      By: D. Geoffrey Shulman
                                         ---------------------------------
                                      DRAXIS HEALTH, INC.


                                      By: Roger Mailhot PhD
                                         ---------------------------------


                                      PARTEQ RESEARCH AND DEVELOPMENT


                                      INNOVATIONS


                                      By: John Molloy
                                         ---------------------------------

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